Exhibit 10(2)

AMENDMENT NO. 1 dated as of July 10, 2015 (this “Amendment”), to the Five-Year Credit Agreement dated as of January 21, 2015 (the “Credit Agreement”), among HESS CORPORATION, a Delaware corporation; HESS OIL AND GAS HOLDINGS INC., a Cayman Islands exempted company incorporated with limited liability, HESS INTERNATIONAL HOLDINGS LIMITED, a Cayman Islands exempted company incorporated with limited liability, HESS CAPITAL SERVICES LLC, a Delaware limited liability company, HESS (NETHERLANDS) OIL AND GAS HOLDINGS C.V., a limited partnership formed under the laws of The Netherlands, represented by its general partner (beherend vennoot) Hess Netherlands Partnership Holdings, LLC, and HESS OVERSEAS FINANCE INVESTMENTS CENTRE LIMITED, a Cayman Islands exempted company incorporated with limited liability, as Borrowing Subsidiaries, and each other Borrowing Subsidiary from time to time party thereto; the LENDERS from time to time party thereto and JPMORGAN CHASE BANK, N.A., as administrative agent.

Pursuant to the Credit Agreement, the Lenders have agreed to extend credit to the Borrowers on the terms and subject to the conditions set forth therein.

Pursuant to that certain Equity Interest Purchase Agreement, dated as of June 10, 2015 (the “EIPA”), among Hess TGP Finance Company LLC, a Delaware limited liability company, Hess Investments North Dakota LLC (formerly known as Hess Investments North Dakota Limited), a Delaware limited liability company (“HINDL”), GIP II Blue Holding Partnership, L.P., a Delaware limited partnership (the “GIP JV Partner”), Hess Infrastructure Partners LP (formerly known as Hess USA Investment LP), a Delaware limited partnership, and Hess Infrastructure Partners GP LLC (formerly known as Hess USA Investment LLC), a Delaware limited liability company, a joint venture will be established between HINDL and the GIP JV Partner pursuant to which each will own 50% of the issued and outstanding common units representing limited partner interests of Hess JV (as defined below) and 50% of the issued and outstanding membership interests of Hess JV General Partner (as defined below) (collectively, together with the related transactions, the “Hess JV Transaction”).

The Company has requested an amendment to the Credit Agreement (a) to permit restrictive agreements at Hess JV, Hess JV General Partner and their respective Subsidiaries under Section 6.03 of the Credit Agreement and (b) to modify the application of clause (e) of Article VII of the Credit Agreement to Material Indebtedness of Hess JV, Hess JV General Partner and their respective Subsidiaries.

Each of the Lenders party hereto, collectively constituting the Required Lenders, is willing to agree to such amendment on the terms and subject to the conditions set forth herein.

Each capitalized term used and not otherwise defined herein shall have the meaning assigned to such term in the Credit Agreement.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Amendments. (a) Section 1.01 of the Credit Agreement is hereby amended to insert in the appropriate alphabetical order the following defined terms:

“EIPA” means the Equity Interest Purchase Agreement, dated as of June 10, 2015, among Hess TGP Finance Company LLC, a Delaware limited liability company, HINDL, GIP JV Partner, Hess JV and Hess JV General Partner.

“GIP JV Partner” means GIP II Blue Holding Partnership, L.P., a Delaware limited partnership.

“Hess JV” means Hess Infrastructure Partners LP (formerly known as Hess USA Investment LP), a Delaware limited partnership.

“Hess JV General Partner” means Hess Infrastructure Partners GP LLC (formerly known as Hess USA Investment LLC), a Delaware limited liability company.

“Hess JV Period” means the period commencing on the date of consummation of the Hess JV Transaction and ending on the date, if any, on which Hess JV becomes a wholly owned Subsidiary of the Company.

“Hess JV Transaction” means the establishment of a joint venture between HINDL and the GIP JV Partner pursuant to which each will own 50% of the issued and outstanding common units representing limited partner interests of Hess JV and 50% of the issued and outstanding membership interests of Hess JV General Partner, together with the related transactions contemplated by the EIPA, in each case, on the terms and upon the satisfaction of the conditions set forth in the EIPA, as it may be amended, supplemented, waived or otherwise modified in accordance with the terms thereof.

“HINDL” means Hess Investments North Dakota Limited, a Delaware corporation.

(b) Section 1.01 of the Credit Agreement is hereby further amended to insert a proviso at the end of the definition of “Borrowing Subsidiary” as follows:

“; provided that, notwithstanding anything to the contrary herein, during the Hess JV Period none of Hess JV, Hess JV General Partner or any of their respective Subsidiaries may be designated as a Borrowing Subsidiary”.

(c) Section 1.01 of the Credit Agreement is hereby further amended to amend and restate the proviso set forth at the end of the definition of “Total Capitalization” as follows:

“; provided that in determining the Company’s shareholders’ equity, any interests in Hess JV, Hess JV General Partner, Midstream MLP or any of their Subsidiaries that are not beneficially owned by the Company shall be excluded”.

(d) Section 2.21 of the Credit Agreement is hereby amended to amend and restate clause (a) set forth therein as follows:

“(a) the Facility Fee shall cease to accrue pursuant to Section 2.12(a) on the unused amount of the Commitment of such Defaulting Lender;”

(e) Section 3.12 of the Credit Agreement is hereby amended and restated to read as follows:

“SECTION 3.12. Hess JV Transaction; Midstream MLP IPO. Upon the consummation of the Hess JV Transaction, no Material Adverse Effect has occurred or would reasonably be expected to occur as a result of the consummation of the Hess JV Transaction.  Upon the consummation of the Midstream MLP IPO, no Material Adverse Effect would reasonably be expected to occur as a result of the consummation of the Midstream MLP IPO and the other Midstream MLP IPO Transactions.

(f) Section 6.03 of the Credit Agreement is hereby amended to insert a proviso at the end thereof to read as follows:

“; provided that (a) during the Hess JV Period, the foregoing shall not apply to any such agreement or other arrangement applicable to Hess JV or its Subsidiaries and (b) during the Hess JV Period and so long as Hess JV General Partner shall be the sole general partner of Hess JV, the foregoing shall not apply to any such agreement or other arrangement applicable to Hess JV General Partner”.

(g) Section 6.06 of the Credit Agreement is hereby amended and restated to read as follows:

“SECTION 6.06. Transactions with Affiliates. The Company will not, and will not permit any of its Subsidiaries to, enter into or engage in any material transaction (including any sale, lease, transfer, purchase or acquisition of property or assets) with Hess JV, Hess JV General Partner, Midstream MLP, Midstream MLP GP or any of their Subsidiaries, except on terms and conditions, taken as a whole, that are not less favorable to the Company or such Subsidiary in any material respect than those that would prevail in an arm’s-length transaction with unrelated third parties; provided that the foregoing restriction shall not apply to (a) transactions involving any employee benefit plans or related trusts of the Company or any of its Subsidiaries, (b) the payment of reasonable compensation, fees and expenses to, and indemnity provided on behalf of, directors, officers and employees of the Company or any of its Subsidiaries, (c)(i) the Hess JV Transaction and any agreement attached to the EIPA as an exhibit thereto and any transactions contemplated by such agreement or (ii) the Midstream MLP IPO Transactions, the Midstream MLP Drop-Down Transactions or any agreement attached to the Registration Statement as an exhibit thereto and any transactions contemplated by such agreement, (d) transactions entered into with Hess JV, Hess JV General Partner, Midstream MLP, Midstream MLP GP or any of their Subsidiaries (i) (A) in the case of transactions with Hess JV, Hess JV General Partner and their Subsidiaries (other than, following the consummation of the Midstream MLP IPO, Midstream MLP, Midstream MLP GP and their Subsidiaries), on terms and conditions that are fair and reasonable to the Company and its other Subsidiaries (as reasonably determined by a Financial Officer of the Company), taking into account the totality of the relationship between the Company and its other Subsidiaries, on the one hand, and Hess JV, Hess JV General Partner and their Subsidiaries (other than, following the consummation of the Midstream MLP IPO, Midstream MLP, Midstream MLP GP and their Subsidiaries), on the other, or (B) following the consummation of the Midstream MLP IPO, in the case of transactions with Midstream MLP, Midstream MLP GP and their Subsidiaries, on terms and conditions that are fair and reasonable to the Company and its other Subsidiaries (as reasonably determined by a Financial Officer of the Company), taking into account the totality of the relationship between the Company and its other Subsidiaries (other than Hess JV, Hess JV General Partner and their Subsidiaries), on the one hand, and Midstream MLP, Midstream MLP GP and their Subsidiaries, on the other, (ii) on terms and conditions approved by the Board of Directors of the Company or (iii) with respect to which the Company shall have delivered to the Administrative Agent a favorable fairness opinion from a third-party appraiser of recognized standing, (e) the purchase of, or any agreement to purchase, any equity interests of Hess JV, Hess JV General Partner or Midstream MLP or the right to exercise any right, option or warrant with respect thereto, (f) any investment in, or credit support with respect to, Hess JV, Hess JV General Partner, Midstream MLP, Midstream MLP GP or any of their Subsidiaries as the Company or any of its Subsidiaries shall deem appropriate to the extent not otherwise prohibited by this Agreement, (g) any corporate sharing agreements with respect to tax sharing and general overhead and administrative matters, or (h) transactions pursuant to any contract or agreement in effect as of the date hereof and set forth on Schedule 6.06.”

(h) Clause (e) of Article VII of the Credit Agreement is hereby amended and restated to read as follows:

“(i) any obligation of the Company or any Significant Subsidiary (other than Hess JV, Hess JV General Partner, Midstream MLP or any of their respective Subsidiaries) in respect of any Material Indebtedness now or hereafter outstanding shall become due by its terms, whether by acceleration or otherwise, and shall not be paid, extended or refunded or any default or event of default shall occur in respect of any such obligation and shall continue for a period of time sufficient to cause or permit the acceleration of maturity thereof, or the Company or any Significant Subsidiary shall fail to pay any Swap Payment Obligation of such Person in excess of $150,000,000 when due and payable (whether by acceleration or otherwise), unless such Person is contesting such Swap Payment Obligation in good faith by appropriate proceedings and has set aside appropriate reserves relating thereto in accordance with GAAP; provided that in the case of any guarantees, endorsements and other contingent obligations in respect of any such obligation for borrowed money of an entity other than the Company or any Consolidated Subsidiary (all of the foregoing being herein called “Accommodation Guarantee Indebtedness”), a default with respect to any Accommodation Guarantee Indebtedness of such Person shall constitute an Event of Default hereunder only if there shall have been a default in the performance by such Person of its obligations with respect to such Accommodation Guarantee Indebtedness and such default shall continue for more than 30 days after a holder or beneficiary of such Accommodation Guarantee Indebtedness shall have demanded the performance of such obligation; or (ii)  to the extent Hess JV, Hess JV General Partner, Midstream MLP or any of their respective Subsidiaries constitutes a Significant Subsidiary, any Material Indebtedness of such Significant Subsidiary shall become due or required to be prepaid, repurchased, redeemed or defeased prior to its scheduled maturity, and shall not be paid, extended or refunded;”

SECTION 2. Effectiveness. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

(a) The Administrative Agent shall have received from the Company and the Required Lenders either (i) a counterpart of this Amendment signed on behalf of such party or (ii) evidence satisfactory to the Administrative Agent (which may include a facsimile or electronic transmission) that such party has signed a counterpart of this Amendment.

The Administrative Agent shall have received, to the extent invoiced, reimbursement or payment of all out‑of‑pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by the Company under the Credit Agreement.

SECTION 3. Effect of  Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Issuing Banks or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  Nothing herein shall be deemed to entitle the Company to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.  This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 4. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 5. Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York.

SECTION 6. Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

HESS CORPORATION,

by
/s/ John P. Rielly
Name: John P. Rielly
Title: Senior Vice President and Chief Financial Officer

SIGNATURE PAGE TO AMENDMENT NO. 1 TO THE

FIVE-YEAR CREDIT AGREEMENT OF HESS CORPORATION

Name of Institution: JPMORGAN CHASE BANK, N.A.,

by	/s/ Debra Hrelja
Name:	Debra Hrelja
Title:	Vice President

Name of Institution: THE BANK OF TOKYO-MITSUBISHI UFJ,LTD.

by	/s/ Kevin Sparks
Name:	Kevin Sparks
Title:	Vice President

Name of Institution: GOLDMAN SACHS BANK USA,

by	/s/ Michelle Latzoni
Name:	Michelle Latzoni
Title:	Authorized Signatory

Name of Institution: MORGAN STANLEY BANK, N.A.,

by	/s/ Dmitriy Barskiy
Name:	Dmitriy Barskiy
Title:	Authorized Signatory

Name of Institution: BANK OF AMERICA, N.A.,

by	/s/ Raza Jafferi
Name:	Raza Jafferi
Title:	Vice President

Name of Institution: CITIBANK, N.A

by	/s/ Maureen Maroney
Name:	Maureen Maroney
Title:	Vice President

Name of Institution: WELLS FARGO BANK, N.A.

by	/s/ Michael A. Tribolet
Name:	Michael A. Tribolet
Title:	Managing Director

Name of Institution: The Bank of Nova Scotia

by	/s/ J. Frazell
Name:	J. Frazell
Title:	Director

Name of Institution: Scotiabanc Inc.

By	/s/ J.F. Todd
Name:	J.F. Todd
Title:	Managing Director

Name of Institution: BNP PARIBAS

by	/s/ Claudia Zarate
Name:	Claudia Zarate
Title:	Director

by	/s/ Nicolas Anberree
Name:	Nicolas Anberree
Title:	Vice President

Name of Institution: DNB Capital LLC

by	/s/ Jill Ilski
Name:	Jill Ilski
Title:	First Vice President

by	/s/ Asluv Tveit
Name:	Asluv Tveit
Title:	First Vice President

Name of Institution: HSBC Bank USA, National Association

by	/s/ Douglas A. Whiddon
Name:	Douglas A. Whiddon
Title:	Director

Name of Institution: Sumitomo Mitsui Banking Corporation

by	/s/ James D. Weinstein
Name:	James D. Weinstein
Title:	Managing Director

Name of Institution: Banco Bilbao Vizcaya Argentaria, S.A. New York Branch

by	/s/ Veronica Incera
Name:	Veronica Incera
Title:	Managing Director

For any Lender requiring a second signature block:

by	/s/ Mauricio Benitez
Name:	Mauricio Benitez
Title:	Director

Name of Institution: CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK

by	/s/ Michael Willis
Name:	Michael Willis
Title:	Managing Director

For any Lender requiring a second signature block:

by	/s/ David Gurghigian
Name:	David Gurghigian
Title:	Managing Director

Name of Institution: ING CAPITAL LLC

by	/s/ Cheryl LaBelle
Name:	Cheryl LaBelle
Title:	Managing Director

For any Lender requiring a second signature block:

by	/s/ Hans Beekmans
Name:	Hans Beekmans
Title:	Director

Name of Institution: INTESA SANPAOLO S.p.A.

by	/s/ Glen Binder
Name:	Glen Binder
Title:	VP

by	/s/ Franco Di Mario
Name:	Franco Di Mario
Title:	FVP and Head of Credit

Name of Institution: Mizuho Bank, Ltd.

by	/s/ Leon Mo
Name:	Leon Mo
Title:	Authorized Signatory

Name of Institution: Standard Chartered Bank

by	/s/ Steve Aloupis
Name:	Felipe Macia A2789
Title:	Managing Director Syndications Americas

by	/s/ Robin Francis
Name:	Robin Francis
Title:	Manager LDU Americas, Standard Chartered Bank

Name of Institution: Bank of China, New York Branch

by	/s/ Dong Yuan
Name:	Dong Yuan
Title:	Executive Vice President

Name of Institution: BRANCH BANKING AND TRUST COMPANY

by	/s/ Janet L. Wheeler
Name:	Janet L. Wheeler
Title:	Vice President

Name of Institution: COMMERZBANK AG, NEW YORK AND GRAND CAYMAN BRANCHES

by	/s/ Diane Pockaj
Name:	Diane Pockaj
Title:	Managing Director

by	/s/ Kiuli Chan
Name:	Kiuli Chan
Title:	Director

Name of Institution: The Northern Trust Company

by	/s/ Sophia E. Love
Name:	Sophia E. Love
Title:	Senior Vice President

Name of Institution: U.S. Bank National Association

by	/s/ John M. Eyerman
Name:	John M. Eyerman
Title:	Vice President